Exhibit 99.1
Coupang to Acquire the Business and Assets of Farfetch Holdings, Bringing the Future of Commerce to the $400B Global Personal Luxury Goods Segment

SEATTLE, SAN FRANCISCO, and LONDON – December 18, 2023 – Coupang, Inc. (NYSE: CPNG), a leading global retailer, today announced plans to acquire the business and assets of Farfetch Holdings plc, a top online luxury company. This acquisition positions Coupang as a leader in the $400 billion global personal luxury goods segment.
Coupang’s operational excellence and innovative logistics combined with Farfetch’s leading role in the luxury ecosystem will drive exceptional experiences for customers, boutiques, and brands across the world. Coupang is also uniquely positioned to unlock Farfetch’s tremendous value for the vast personal luxury goods segment in South Korea, which has the world’s highest per-capita spending on personal luxury goods.
Today’s agreement gives Farfetch access to $500 million of capital to continue providing exclusive brands and boutiques with bespoke, cutting-edge technology and giving leading designers access to consumers around the globe.
“Farfetch is a landmark of the luxury landscape and has been a transformative force in demonstrating that online luxury is the future of luxury retail,” said Bom Kim, Founder & CEO of Coupang. “Farfetch will rededicate itself to providing the most elevated experience for the world’s most exclusive brands, while pursuing steady and thoughtful growth as a private company. We also see tremendous opportunities to redefine the customer experience for luxury clients everywhere.”
“Coupang’s proven track record and deep experience in revolutionizing commerce will enable us to deliver exceptional service for our brand and boutique partners, as well as for our millions of customers around the world,” said José Neves, Farfetch Founder, CEO and Chairman. “We are thrilled to be partnering with such a respected Fortune 200 company that is committed to investing in innovations that transform all aspects of the customer experience with Farfetch.”
Greenoaks, a leading global investment firm, brought substantial financial expertise to the transaction and is Coupang’s investment partner in this acquisition.
Further information on the transaction will be available in Coupang’s Current Report on Form 8-K filed with the SEC and available on our Investor Relations website, ir.aboutcoupang.com.
About Coupang
Coupang, a Fortune 200 company listed on the New York Stock Exchange (NYSE: CPNG), is one of the largest retailers in the world. Its mission is to revolutionize the lives of its customers and create a world where people wonder, "How did we ever live without Coupang?" Coupang offers a variety of services, including same-day and dawn delivery of merchandise, delivery of prepared foods through Coupang Eats, fintech through Coupang Pay, and video streaming through Coupang Play. Coupang is headquartered in the United States, with operations and support services performed in markets including South Korea, Taiwan, Singapore, China, and India.
About Farfetch
Farfetch is a leading global marketplace for the luxury fashion industry. The Farfetch Marketplace connects customers in over 190 countries and territories with items from more than 50 countries and over 1,400 of the world’s best brands, boutiques, and department stores, delivering a truly unique shopping experience and access to the most extensive selection of luxury on a global marketplace. Farfetch’s additional businesses include Browns and Stadium Goods, which offer luxury products to consumers, and New Guards Group, a center for the development of global fashion brands. Farfetch offers its broad range of consumer-facing channels and enterprise level solutions to the luxury industry under its Luxury New Retail initiative. The Luxury New Retail initiative also encompasses Farfetch Platform Solutions, which services enterprise clients with e-commerce and technology capabilities, and Future Retail, which develops innovations such as our Connected Retail solutions.
About Greenoaks
Greenoaks makes concentrated, long-term investments in enduring companies. The firm invests behind exceptional leaders at all stages of their journeys, building partnerships that last for decades. One of Coupang’s earliest and closest partners, Greenoaks has made investments in many category-defining companies around the world.

FORWARD-LOOKING STATEMENTS
This press release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "will," "believes," "plans," "anticipates," "expects," "estimates," "strives," "goal," "intends," "may," "endeavors," "continues," "projects," "seeks," or "targets," or the negative of these terms or other comparable terminology, as well as similar expressions) should be considered to be forward-looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue reliance on these forward-looking statements, as these statements are the management's beliefs and assumptions, many of which, by their nature, are inherently uncertain, and outside of the management's control. Factors that may cause actual results to differ materially from those in any forward‑looking statements include, without limitation, (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Coupang’s business and the price of the common stock of Coupang, (ii) the impact of the UK pre-packaged administration process (iii) the failure to satisfy the conditions to the consummation of the transaction, including the receipt of certain governmental and regulatory approvals, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement, (v) the effect of the announcement or pendency of the transaction on Coupang or Farfetch’s business relationships, operating results, and business generally, (vi) risks that the proposed transaction disrupts current Coupang’s plans and operations and potential difficulties in employee retention at both companies as a result of the transaction, (vii) risks related to diverting management’s attention from Coupang’s ongoing business operations, (viii) the outcome of any legal proceedings that may be instituted against Coupang or Farfetch related to the transaction, (ix) the ability of Coupang to successfully integrate Farfetch’s operations and technology, and (x) the ability of Coupang to implement its plans, forecasts, and other expectations with respect to the combined company’s business after the completion of the proposed acquisition and realize additional opportunities for growth and innovation; and other risks, uncertainties and factors relating to Coupang's operations and financial performance discussed in its filings with the SEC. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our most recent Annual Report on Form 10-K and subsequent filings. All forward-looking statements in this press release or related management commentary are based on information available to Coupang and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

Media Contact:
Coupang PR
press@coupang.com